UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)

6564 Smoke Tree Lane Scottsdale, Arizona 85253
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2011 by majority consent of the EGPI Firecreek, Inc. (“EGPI” or the “Company”) shareholders of record at March 10, 2011 nine (9) members were elected to the Company’s Board of Directors, consisting of three members that have previously served. The Directors shall hold their respective office until the Company’s Annual Meeting of Shareholders in 2012 or until their successors are duly elected and qualified. The members of the Company’s Board of Directors are as follows:

Name	Age	Position(s) With Company	Position(s) Held Since
Dennis R. Alexander	56	Director, Chairman	1999
David H. Ray	32	Director	2009
Brandon D. Ray	30	Director	2009
Larry W. Trapp	69	Director	2008
Michael Trapp	44	Director	2008
Michael D. Brown		Director	2009
David Taylor	66	Director	2009
Robert S. Miller, Jr.	28	Director	2009
Michael Kocan	42	Director	2009

The business experience of the Directors at March 2011 is as follows:

Dennis R. Alexander has served as Chairman, CEO, and Chief Financial Officer of the Company (EGPI) since May 21, 2009, having served as Chairman, President and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc. since February 10, 2007.  He served as Chairman and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007 having served as the President and Director of EGPI from May 18, 1999 to June 30, 2004.  In September 1998 he was a founder, and from January 19, 1999 through its acquisition with EGPI served as President and Director of Energy Producers Group, Inc.  From April 1997 through March 1998, served as CEO, Director, Consultant of Miner Communications, Inc., a media communications company.  From April 26, 1997 through March, 1998 he was a director of Rockline, Inc., a private mining, resource company, and a founder of World Wide Bio Med, Inc., a private health-bio care, start up company.  Since March 1996 to the present he has owned Global Media Network USA, Inc., which has included management consulting, advisory services.  Mr. Alexander devotes approximately 60 to 80 hours per week minimum, and more as required, to the business of EGPI.

David H. Ray has served as a Director and Executive Vice President and Treasurer of the Company (EGPI) and M3 Lighting, Inic. since May 21, 2009. He became a managing member of Strategic Partners Consulting, LLC in September 2008.  From June 2006 until September 2008, Mr. Ray worked as the Manager of Financial Reporting and Budgeting for Charys Holding Company, Inc., a publicly-traded company.  From May 2003 until June 2006, Mr. Ray worked at Cumulus Media, Inc. as an Accounting Manager, Senior Accountant and Staff Accountant.  Mr. Ray graduated Summa Cum Laude and received a B.S. Degree in Accounting with a concentration in Finance from North Carolina State University in May 2003.

Brandon D. Ray has served as a Director and Executive Vice President of Finance of the Company (EGPI) and M3 Lighting, Inc. since May 21, 2009. He became a managing member of Strategic Partners Consulting LLC in September 2008.  Before joining Strategic Partners, he had worked as a financial analyst and general accountant for Charys Holding Company, Inc., a publicly-traded company.  While at Charys, Mr. Ray was also responsible for the cash management and financial reporting of the Charys subsidiary Ayin Tower Management, a cellular/communication tower management group.  Mr. Ray has also gained experience in the financial/accounting industry while working as a staff accountant with Cumulus Media Inc., based in Atlanta, Georgia.  Mr Ray earned his Bachelor’s of Science degree in Business Management with a concentration in Finance from North Carolina State University in 2003.

Larry W. Trapp has served as a Director and Excutive Vice President of the Company since May 21, 2009 having been appointed as a Director, Executive Vice President, and Treasurer of EGPI on December 3, 2008.  Previously he has served in various capacities as Chief Financial Officer, Vice President, and Director through January 26, 2004 and is one of the original founders in 1998 through the acquisition processes with EGPI, serving as Director of Energy Producers Group, Inc.  Mr. Trapp earned a BS in Business Administration with emphasis in Finance from Arizona State University.  Prior business experience includes Vice President of Escrow Administration for a major Title Insurance Company where he was directly responsible for the Management and performance of 22 branches and supervised an administration staff of 125 Employees.

Michael Trapp has served as a Director of the Company since May 21, 2009 having been appointed as a Director of EGPI on December 3, 2008.  A graduate of Rice Aviation he earned honors and honed his skills as a Airframe and Power Plant licensee working in the airline industry for many years.  He recently owned his own mortgage company and is now a Senior Loan Officer for a multi-state lender in Mesa, Arizona.  His strong technical and analytical skills will be a bonus in analyzing prospective projects which will enhance EGPI’s growth and asset base.

David Taylor has served as a Director of the Company since September 16, 2010. He is presently the President of Caddo International, Inc (fka Petrol Industries Inc) an oilfield service company in Oil City Louisiana. Caddo provides operations for work over rigs and other oil field service equipment to work over wells located in the Caddo Pine Island Field and additionally maintains and oversees leases for owners. Caddo employs approximately 20 people.  Mr. Taylor is also President of Chanwest Resources Inc. , (“CWR”), a wholly owned subsidiary of EGPI Firecreek, Inc.. CWR is an oilfield construction service company which operates in east Texas and North West Louisiana. Over the years Mr. Taylor has been a consultant through Willoil Consulting, LLC to several companies in Northeast Louisiana and East Texas dealing with day to day operations and Management issues in the Oil and Gas Industry.  In addition Mr. Taylor has been a professional accountant in the Oil and Gas Industry for 40 years with services provided is several States in the US including Indiana, Illinois, Oklahoma. Kansas, Texas, California and Louisiana.  He has been an officer and director of several public companies in the natural resource field providing. Mr. Taylors experience includes assisting turnaround situations in the oil and gas industry, and mergers and acquisitions in the public and private sector. Mr. Taylor is a resident of Shreveport, Louisiana.

Michael Kocan, has served as President and Director of the Company (EGPI) and of M3 Lighting, Inc. since May 21, 2009. Since 1999 Mr. Kocan has been president and owner of Traffic & Lighting Corp. in Roswell, Georgia.  From 1997 to 1999, he was a Sales Manager at Southeastern Transportation Products in Winter Park, Florida.  Prior to that, he acted as Managing Director for United Lighting Standards in Warren, Michigan from 1995 until 1997.  Mr. Kocan graduated from Oral Roberts University with a Bachelor of Science degree in Business Management in 1991.

Robert S. Miller, Jr. has served as an Executive Vice President and Director of the Company (EGPI) and M3 Lighting, Inc., since May 21, 2009. He has been a partner in M3 since August 2007.  From March 2006 until July 2007, he was Lighting Project Manager for Power Design Resources in Atlanta, Georgia.  Mr. Miller obtained a Bachelor of Science Degree in Consumer Economics from the University of Georgia in December 2005.

Michael D. Brown was appointed to the Board of Directors of the Company on July 6, 2009. Mr. Brown was nominated by President George W. Bush as the first Under Secretary of Emergency Preparedness and Response (EP&R) in the newly created Department of Homeland Security in January 2003.  Mr. Brown coordinated federal disaster relief activities including implementation of the Federal Response Plan, which authorized the response and recovery operations of 26 federal agencies and departments as well as the American Red Cross.  Mr. Brown also provided oversight of the National Flood Insurance Program and the U.S. Fire Administration and initiated proactive mitigation activities. Prior to joining the Federal Emergency Management Agency, Mr. Brown practiced law in Colorado and Oklahoma, where he served as a Bar Examiner on Ethics and Professional Responsibility for the Oklahoma Supreme Court and as a Hearing Examiner for the Colorado Supreme Court.  Mr. Brown had been appointed as a Special Prosecutor in police disciplinary matters.  While attending law school, Mr. Brown was appointed by the Chairman of the Senate Finance Committee of the Oklahoma Legislature as the Finance Committee Staff Director, where he oversaw state fiscal issues.  Mr. Brown’s background in state and local government also includes serving as an Assistant City Manager with Emergency Services Oversight and as a City Councilman. Mr. Brown holds a B.A. in Public Administration/Political Science from Central State University, Oklahoma.  Mr. Brown received his J.D. from Oklahoma City University’s School of Law.  He was an Adjunct Professor of Law for Oklahoma City University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not Applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit Number	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 16, 2011

EGPI FIRECREEK, Inc.

By:	/s/ Dennis Alexander
Dennis Alexander,
Chief Executive Officer